     THIRD SUPPLEMENTAL INDENTURE, dated as of June 30, 2008, (this “Supplemental Indenture”), among The Bear Stearns Companies Inc. (the “Company”), JPMorgan Chase & Co. (the “Guarantor”) and The Bank of New York, as trustee (the “Trustee”), to the Indenture, dated as of December 16, 1998 (as supplemented by the First Supplemental Indenture, dated as of December 16, 1998, and by the Second Supplemental Indenture, dated as of May 10, 2001, and as otherwise heretofore amended, supplemented or modified, the “Indenture”), between the Company and the Trustee.

RECITALS

     WHEREAS, the Company and the Trustee have heretofore entered into the Indenture to provide for the issuance of the Company’s Securities;

     WHEREAS, Section 10.01(f) of the Indenture permits, without the Consent of Securityholders, the Company, when authorized by a Resolution of the Company, and the Trustee to enter into a supplemental indenture to, inter alia, make any provision with respect to matters or questions arising under the Indenture which shall not adversely affect the interest of the holders of Securities of any series in any material respect, or, in the case of the Securities of a series issued to a Bear Stearns Trust and for so long as any of the corresponding series of Preferred Securities issued by such Bear Stearns Trust shall remain outstanding, the holders of such Preferred Securities;

     WHEREAS, the Guarantor is not under any obligation to guarantee any of the Company’s obligations under the Securities;

     WHEREAS, pursuant to the request of the Company, the Trustee has agreed to amend certain provisions of the Indenture as set forth below and to enter into a supplemental indenture to reflect such amendments to the Indenture;

     WHEREAS, the Trustee has received (i) an Opinion of Counsel pursuant to Sections 10.03 and 16.04 of the Indenture, (ii) a copy of the Resolution of the Company authorizing the execution and delivery by the Company of this Supplemental Indenture and (iii) an Officers’ Certificate pursuant to Section 16.04 of the Indenture; and

     WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company in accordance with its terms have been done;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company and the Trustee covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1.      Defined Terms. Except as otherwise expressly provided or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

2.      Guarantee. The Guarantor hereby makes the guarantee contained in Appendix A hereto with respect to the obligations and liabilities of the Company under the Securities and the

Indenture. For the avoidance of doubt, Appendix A is incorporated into this Supplemental Indenture in its entirety and forms a part hereof.

10.      Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

11.      Jurisdiction. The parties hereto agree that any and all suits, actions and proceedings to enforce any and all rights or obligations relating to the subject matter of this Supplemental Indenture, or to resolve any dispute arising hereunder, shall be brought exclusively before the New York State or federal courts located in the State of New York, County of New York, and hereby consent to the jurisdiction of such courts. The parties hereto hereby waive any objection to venue of such suit, action or proceeding brought in such courts and any claim that any such suit, action, or proceeding has been brought in an inconvenient forum.

12.      Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO OR ARISING OUT OF THIS SUPPLEMENTAL INDENTURE.

13.      Effectiveness. This Supplemental Indenture shall be effective as of the close of business on the date hereof.

14.      Counterparts. This Supplement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

15.      Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction of this Supplemental Indenture.

16.      TIA. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939 (the “TIA”) that is required under the TIA or deemed to be part of and govern any provision of this Supplemental Indenture, such required or deemed provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

17.      Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

18.      Trustee Makes No Representation. The recitals contained herein shall be taken as statements of the Company or the Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

THE BEAR STEARNS COMPANIES INC.

By: /s/ Michael Cavanagh
Michael Cavanagh
President

JPMORGAN CHASE & CO.

By: /s/ Michael Cavanagh
Michael Cavanagh
Executive Vice President and Chief Financial
Officer

THE BANK OF NEW YORK, AS TRUSTEE

By: /s/ Timothy Casey
Name: Timothy Casey
Title: Assistant Treasurer

APPENDIX A

                   This GUARANTEE, dated effective as of June 30, 2008 (this “Guarantee”), is made by JPMORGAN CHASE & CO., a Delaware corporation and multi-bank financial holding company headquartered in New York, New York (“Guarantor”).

W I T N E S S E T H :

                   WHEREAS, Guarantor has agreed at the request of The Bear Stearns Companies Inc., a Delaware corporation (“Obligor”), in accordance with the terms and conditions hereof, to guarantee the payment of all liabilities and obligations of Obligor in its capacity as issuer of the securities issued under the Indenture, dated as of December 16, 1998, between Obligor and The Bank of New York, as trustee, (as amended, supplemented or modified from time to time) (the “Instruments”, and each such liability or obligation, an “Obligation”), such Guarantee to be for the benefit of each holder from time to time of an Instrument (all such holders, collectively, the “Beneficiaries”);

                   NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

(1)	Guarantee. Guarantor absolutely, fully and unconditionally guarantees to each Beneficiary and its successors and permitted assigns the timely and complete payment when due, whether by acceleration or otherwise, of all Obligations to such Beneficiary. If Obligor fails to meet any
Obligation in full when due, Guarantor shall, as an independent obligation, promptly upon written notice to Guarantor of such failure from the applicable Beneficiary or its agent, meet such
Obligation to such Beneficiary in accordance with all terms and provisions of such Obligation, as if such payment were made by Obligor.

(2)	Guarantee of Payment, not Collection. This Guarantee is a guarantee of payment and not of collection only and shall be binding on Guarantor’s successors and assigns. The Beneficiaries shall not be required to exhaust any right or remedy or to take any action or file any claim against
Obligor or any other person or entity or any collateral as a condition to payment by Guarantor hereunder.

(3)	Guarantee Irrevocable. This Guarantee is a continuing guarantee of all Obligations now or hereafter existing, and shall remain in full force and effect until the earliest to occur of (A)
complete payment of all Obligations, (B) none of the Instruments remains outstanding or (C) the express assumption by the Guarantor of the due and punctual payment of the principal of and interest on all the Instruments, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the
Obligor.

(4)	Guarantee Absolute. Guarantor guarantees that the Obligations shall be timely paid strictly in accordance with all applicable written terms and provisions thereof. Guarantor’s liability hereunder is absolute and unconditional irrespective of any matter or circumstance whatsoever with respect to the Obligations which might constitute a defense available to, or discharge of,
Obligor or a guarantor, including, without limitation:

(a) any change in the amount, time, manner or place of payment of, or in any other term of, any Obligation, or any other amendment or waiver of or any consent to departure from any terms of any Obligation;

(b) any release, surrender or amendment or waiver of, or consent to departure from, any other guarantee or support document, or any exchange, release or non-perfection of any security, collateral or other credit support, for any Obligation;

(c) any lack of validity or enforceability of any Obligation;

(d) any injunction, stay or similar action in any bankruptcy, insolvency or other proceeding or rehabilitative action barring or limiting payment of any Obligation by Obligor;

(e) the absence of any action to enforce any Obligation or any collateral therefor;

(f) the rendering of any judgment against Obligor or any action to enforce the same;

(g) any order is made by any competent court or authority for the winding up or dissolution of Obligor or Obligor admits in writing its inability to pay or meet its debts as they may mature or suspends or threatens to suspend payment of its debts or if proceedings are initiated against Obligor under any applicable liquidation, insolvency, composition, reorganization or other similar laws, or an application is made (or documents filed with a court) for the appointment of an administrative or other receiver, manager, administrator or other similar officer or any such person is appointed in respect of the whole or a substantial part of the assets or undertakings of Obligor or Obligor convenes a meeting of its creditors or makes or proposes to make any arrangements or compositions with or any assignment for the benefit of its creditors or if some event having an equivalent effect occurs;

(h) any event or circumstance constituting fraud in the inducement or any other similar event or circumstance; and

(i) any lack or limitation of status, capacity or power, or any incapacity or disability, of
Obligor, or of any other guarantor or obligor in respect of any Obligation, or any change whatsoever in the objects, capital structure, constitution or business of Obligor.

(5)	Subordination. This Guarantee and the obligations of Guarantor hereunder shall be subordinate to certain other obligations of Guarantor in accordance with the terms set forth on Schedule 1 hereto.

(6)	Waiver of Defenses. Guarantor hereby waives diligence, presentment, demand of payment
(except as provided in paragraph (1)), any right to require a proceeding against Obligor, protest or notice with respect to the Obligations and all demands whatsoever, and covenants that this
Guarantee shall not be discharged except by complete payment of the Obligations. The grant of time or other indulgence to Obligor shall in no manner release Guarantor from any of its obligations hereunder.

(7)	Reinstatement. This Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any Obligation is rescinded or must otherwise be returned by a Beneficiary upon the insolvency, bankruptcy or reorganization of Obligor or otherwise, all as though the payment had not been made; provided that such payment shall be made only to the extent not already made.

(8)	Subrogation. Guarantor shall be subrogated to all rights of the relevant Beneficiaries against
Obligor in respect of any amounts paid by Guarantor hereunder; provided that all rights of
Guarantor against Obligor arising as a result thereof shall in all respects be subordinate and junior to the prior payment in full of all Obligations.

(9)	Representations/Warranties. Guarantor represents and warrants to each Beneficiary that, as of the date hereof:

(a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b) It has the full power and authority to execute and deliver this Guarantee and to perform its obligations hereunder; it has taken all necessary action to authorize such execution, delivery and performance;

(c) This Guarantee constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership or other similar laws affecting the rights of creditors generally, or by general principles of equity; and

(d) No authorization, approval or consent of, and no filing or registration with, any governmental authority of the United States of America or any State or District thereof is necessary for the execution, delivery or performance by Guarantor of this Guarantee or for the validity or enforceability hereof.

(10)	Notices. Any notice or communication required or permitted to be made under this Guarantee shall be made in writing and sent to Guarantor at the following address:

JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017-2070
Attn: Treasury Department, Regulatory and Guarantee Group - Peter W. Smith
Phone: 212-270-5815
Facsimile: 212-270-0819

A notice shall be effective when received by Guarantor.

(11)	Captions. The headings and captions in this Guarantee are for convenience only and shall not affect the interpretation or construction of this Guarantee.

(12)	Not Insured. This Guarantee is not insured by the Federal Deposit Insurance Corporation of the
United States of America.

(13)	GOVERNING LAW. THIS GUARANTEE AND ALL MATTERS ARISING OUT OF OR
RELATING TO THIS GUARANTEE SHALL BE GOVERNED BY, AND THIS
GUARANTEE SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT GIVING EFFECT TO
CHOICE OF LAW DOCTRINE.

Schedule 1

SUBORDINATION OF GUARANTEE

         Capitalized terms used in this Schedule and not otherwise defined herein or in the Appendix A to which this Schedule is attached have the meanings ascribed to them in the Indenture.

                  Section 1. Agreement to Subordinate

                  Guarantor, for itself, its successors and assigns, covenants and agrees, and each Beneficiary likewise covenants and agrees by its acceptance thereof, that the Guarantee shall be subordinate and junior in right of payment to all Senior Indebtedness of Guarantor, and that upon any payment or distribution of assets of Guarantor upon any liquidation, dissolution, winding-up, reorganization, assignment for benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructurings or similar proceedings or in connection with any insolvency or bankruptcy proceedings of Guarantor, the holders of Senior Indebtedness of Guarantor shall first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Indebtedness before any payment shall be made on account of principal or interest pursuant to the Guarantee. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness of Guarantor, the Beneficiaries, together with the holders of any obligations of Guarantor ranking on a parity with the Guarantee, shall be entitled to be paid from the remaining assets of Guarantor the amounts at the time due and owing on account of unpaid principal and interest pursuant to the Guarantee before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of Guarantor ranking junior to the Guarantee. In addition, in the event of any such proceeding, if any payment or distribution of assets of Guarantor of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Guarantor being subordinated to the payment of the Guarantee shall be received by the Trustee or the Beneficiaries before all Senior Indebtedness of Guarantor is paid in full, such payment or distribution shall be held in trust for the benefit of and shall be paid over to the holders of such Senior Indebtedness of the Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness of the Guarantor may have been issued, ratably, for application to the payment of all Senior Indebtedness of Guarantor remaining unpaid until all such Senior Indebtedness of Guarantor shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of Guarantor. The obligations of Guarantor in respect of the Guarantee shall rank on a parity with any obligations of Guarantor ranking on a parity with the Guarantee. Nothing in this Schedule shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06 of the Indenture.

                  Guarantor shall give prompt written notice to the Trustee of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to Guarantor as a whole, whether voluntary or involuntary and of any event specified in Section 9 below. The Trustee, subject to the provisions of Section 7.01 of the Indenture, shall be entitled to assume that, and may act as if, no event referred to in the preceding sentence has occurred unless a Responsible Officer of the Trustee assigned to the Trustee’s Corporate Trustee Administration Department has received at the principal office of the Trustee from the Guarantor or any one or more holders of Senior Indebtedness of Guarantor or any trustee or representative therefor (who shall have been certified or otherwise established to the satisfaction of the Trustee to be such a holder or trustee or representative) written notice thereof. Upon any distribution of assets of Guarantor referred to in this Schedule, the Trustee and Beneficiaries shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which proceedings relating to any event specified in the first sentence of this paragraph are pending for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness of Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Schedule, and the Trustee, subject to the provisions of Article VII of the Indenture, and the Beneficiaries shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Beneficiaries for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness of Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Schedule. In the absence of any such liquidating trustee, agent or other person, the Trustee shall be entitled to rely upon a written notice by a Person representing himself to be a holder of Senior Indebtedness of Guarantor (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of such Senior Indebtedness (or is such a trustee or representative). In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person, as a holder of Senior Indebtedness of Guarantor, to participate in any payment or distribution pursuant to this Schedule, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participation in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Schedule, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  Section 2: Obligation of Guarantor Unconditional

                  Nothing contained in this Schedule or elsewhere in the Indenture is intended to or shall impair, as between Guarantor and the Beneficiaries, the Guarantee, which is absolute and unconditional, of payment to such Beneficiaries of the principal of and interest on the Securities of each series, when, where and as the same shall become due and payable all in accordance with the terms of this Guarantee, or is intended to or shall affect the relative rights of such Beneficiaries and creditors of Guarantor other than the holders of the Senior Indebtedness of Guarantor, nor shall anything herein or therein prevent the Trustee or any Beneficiary from exercising all remedies against Guarantor otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Schedule of the holders of Senior Indebtedness of Guarantor in respect of cash, property, or securities of Guarantor received upon the exercise of any such remedy.

                  Section 3: Limitations on Duties to Holders of Senior Indebtedness of Guarantor

                  With respect to the holders of Senior Indebtedness of Guarantor, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Schedule, and no implied covenants or obligations with respect to the holders of Senior Indebtedness of Guarantor shall be read into this Schedule against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of Guarantor, except with respect to moneys held in trust pursuant to the first paragraph of Section 1 above.

                  Section 4: Notice to Trustee of Facts Prohibiting Payment

                  Notwithstanding any of the provisions of this Schedule or any other provisions of the Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee unless and until a Responsible Officer of the Trustee assigned to its Corporate Trustee Administration Department shall have received at the principal office of the Trustee written notice thereof from Guarantor or from one or more holders of Senior Indebtedness of Guarantor or from any trustee or representative therefor who shall have been certified by Guarantor or otherwise established to the reasonable satisfaction of the Trustee to be such a holder or trustee or representative; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that, if prior to the fifth Business Day preceding the date upon which by the terms hereof any such moneys may become payable for any purpose, or in the event of the execution of an instrument pursuant to Section 12.01 of the Indenture acknowledging satisfaction and discharge of the Indenture, then if prior to the second Business Day preceding the date of such execution, the Trustee shall not have received with respect to such moneys the notice provided for in this Schedule, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and/or apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date; provided, however, no such application shall affect the obligations under this Schedule of the Persons receiving such moneys from the Trustee.

                  Section 5: Application by Trustee of Moneys Deposited with It

                  Anything in the Indenture and this Schedule to the contrary notwithstanding, any deposit of moneys by Guarantor with the Trustee or any agent (whether or not in trust) for any payment of principal or interest pursuant to the Guarantee shall, except as provided in Section 4 of this Schedule, be subject to the provisions of Section 1 of this Schedule.

                  Section 6: Subrogation

                  Subject to the payment in full of all Senior Indebtedness of Guarantor, the Beneficiaries shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of Guarantor applicable to such Senior Indebtedness until the Securities shall be paid in full, and none of the payments or distributions to the holders of such Senior Indebtedness to which the Beneficiaries or the Trustee would be entitled except for the provisions of this Schedule or of payments over, pursuant to the provisions of this Schedule, to the holders of such Senior Indebtedness by the Beneficiaries or the Trustee shall, as between Guarantor, its creditors other than the holders of such Senior Indebtedness, and the Beneficiaries, be deemed to be a payment by Guarantor to or on account of such Senior Indebtedness; it being understood that the provisions of this Schedule are and are intended solely for the purpose of defining the relative rights of the Beneficiaries, on the one hand, and the holders of the Senior Indebtedness of Guarantor, on the other hand.

                  Section 7: Subordination Rights Not Impaired by Acts or Omissions of Guarantor or Holders of Senior Indebtedness of Guarantor

                  No right of any present or future holders of any Senior Indebtedness of Guarantor to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Guarantor with the terms, provisions and covenants of the Guarantee (including this Schedule), regardless of any knowledge thereof with which any such holder may have or be otherwise charged. The holders of Senior Indebtedness of Guarantor may, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Indebtedness of Guarantor, or amend or supplement any instrument pursuant to which any such Senior Indebtedness of Guarantor is issued or by which it may be secured, or release any security therefor, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness of Guarantor including, without limitation, the waiver of default thereunder, all without notice to or assent from the Beneficiaries or the Trustee and without affecting the obligations of Guarantor, the Trustee or the Beneficiaries under this Article.

                  Section 8: Authorization of Trustee to Effectuate Subordination of Securities

                  Each Beneficiary, by its acceptance of the Guarantee, authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the Beneficiaries and the holders of Senior Indebtedness of Guarantor, the subordination provided in this Schedule. If, in the event of any proceeding or other action relating to Guarantor referred to in the first sentence of Section 1 of this Schedule, a proper claim or proof of debt in the form required in such proceeding or action is not filed by or on behalf of the Beneficiaries prior to fifteen days before the expiration of the time to file such claim or claims, then the holder or holders of Senior Indebtedness of Guarantor shall have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Beneficiaries.

                  Section 9: No Payment when Senior Indebtedness in Default

                  In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such default in payment or such event or default, then no payment or distribution of any kind or character, whether in cash, properties or securities shall be made by Guarantor on account of principal (or premium, if any) or interest (including any Additional Sums, Additional Interest, Compounded Interest and Special Interest), if any, pursuant to the Guarantee or on account of the purchase or other acquisition of Instruments by Guarantor or any subsidiary.

                  In the event that, notwithstanding the foregoing, Guarantor shall make any payment to the Trustee or any Beneficiary prohibited by the foregoing provisions of this Schedule, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Beneficiary, then and in such event payment shall be paid over and delivered forthwith to Guarantor.

                  Section 10: Right of Trustee to Hold Senior Indebtedness of Guarantor

                  The Trustee shall be entitled to all of the rights set forth in this Schedule in respect of any Senior Indebtedness of Guarantor at any time held by it in its individual capacity to the same extent as any other holder of such Senior Indebtedness, and nothing in the Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

                  Section 11: Schedule 1 Not to Prevent Defaults

                  The failure to make a payment pursuant to the terms of the Guarantee by reason of any provision in this Schedule shall not be construed as preventing the occurrence of a default under the Indenture.

                  Section 12: Definition of Senior Indebtedness

                  For purposes of this Schedule,

                  “Indebtedness” or “indebtedness” shall mean with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (i) every obligation of such person for money borrowed; (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issues for the account of such person; (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such person; (vi) every obligation of such person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar agreements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, or otherwise.

                  “Senior Indebtedness” or “Senior Indebtedness of the Guarantor” shall mean the principal of and premium, if any, and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Guarantor whether or not such claim for post-petition interest is allowed in such proceeding), on Indebtedness, whether incurred on or prior to the date of the Guarantee or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Guarantee or to other Indebtedness which is pari passu with, or subordinated to, the Guarantee; provided, however, that Senior Indebtedness shall not be deemed to include (i) any Indebtedness of the Guarantor which when incurred and without respect to any election under Section 1111(b) of the federal Bankruptcy Code was without recourse to the Guarantor, (ii) any Indebtedness of the Guarantor to any of its subsidiaries, (iii) Indebtedness to any employee of the Guarantor, (iv) Indebtedness which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Indebtedness by the Beneficiaries as a result of the subordination provisions of this Schedule would be greater than such payments otherwise would have been as a result of any obligation of such holders of such Indebtedness to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Indebtedness is subject, and (v) any other guarantee of debt securities issued pursuant to the Indenture or the Existing Indenture.